Exhibit 99.1
Mohawk Industries, Inc. Announces Second Quarter Earnings
CALHOUN, Ga., Aug. 4, 2011 /PRNewswire/ — Mohawk Industries, Inc. (NYSE: MHK) today announced 2011 second quarter net earnings of $61 million and diluted earnings per share (EPS) of $0.88. Excluding restructuring charges, net earnings were $66 million and EPS was $0.95. For the second quarter of 2010, the net earnings were $68 million and EPS was $0.95. Excluding non-recurring tax benefits, redemption premium on bonds and restructuring charges, net earnings and EPS were $53 million and $0.77 per share. Net sales for the second quarter of 2011 were $1.5 billion increasing 6% as reported and 3% with a constant exchange rate. Our cash position at the end of the quarter was $285 million and our net debt to adjusted EBITDA ratio was 2.1. A new five-year lower cost bank facility was executed in July to support future growth and investments.
For the six months ended July 2, 2011, net sales were $2.8 billion, an increase of approximately 3% as reported and 2% with a constant exchange rate. For the six-month period, net earnings and EPS were $84 million and $1.22, respectively. Excluding restructuring charges, net earnings were $95 million and EPS was $1.38. For the six months ended July 3, 2010, net earnings were $89 million and EPS was $1.24. Excluding unusual items in 2010, net earnings were $77 million and EPS was $1.12.
Commenting on the second quarter results, Jeffrey S. Lorberbaum, Chairman and CEO stated, “All of our businesses reported year over year sales growth and our operating margin improved to 7.3%, an increase of 50 basis points over last year excluding restructuring charges. This is our highest operating margin since 2008 as a result of continuing cost reductions, selling price increases and productivity gains throughout the enterprise. U.S. economic growth was lower than expected in the second quarter with the U.S. residential business remaining soft and the commercial business continuing to grow.”
Our Mohawk segment net sales grew about 1% with improving commercial sales offsetting soft residential sales. Excluding restructuring charges, operating margin was 80 basis points higher than last year as a result of reductions in SG&A costs, price increases and improved manufacturing productivity. We are performing in line with the industry with growth in commercial remodeling and lower residential activity. Our commercial business posted sales gains in both tile and broadloom products. The carpet price increase announced in February was fully implemented in the period and the second increase initiated in April will be completed during the third quarter. Our South Carolina extrusion expansion was completed, we consolidated a commercial carpet plant and we announced the closure of a yarn spinning plant. Continued emphasis on productivity improvements has yielded more efficient processes in our manufacturing and administrative areas allowing us to reduce personnel costs by an additional $10 million annually.
Our Dal-Tile segment net sales grew more than 4% this period with commercial sales growth exceeding residential. Sales in all of our channels grew over the prior year as we outperformed the overall market. Higher product prices and fuel surcharges were implemented in the period to recover rising transportation costs. Our market share has improved due to the breadth of our offerings, new products with enhanced visuals, larger sizes and our superior service. We introduced a completely merchandised ceramic tile shop and a new installation warranty to differentiate Dal-Tile products. Our Reveal Imaging technology is being expanded throughout our manufacturing operations. Our business in Mexico is expanding as we broaden our product line and satisfy all price points. The plant near Mexico City is being constructed to produce non-porcelain ceramic tile at much lower costs, beginning in mid-2012. New workforce management systems, increased truck utilization rates and new shipping channels are reducing our freight and distribution costs.
Our Unilin net sales increased approximately 18% as reported and 7% on a constant exchange rate. Sales of our European products were positive with growth in our roofing systems and panels outperforming our flooring products and impacting the mix of our margins. In most of our European products, our price increases are beginning to catch up with the higher raw material costs. Our European flooring is gaining share in a challenging market by increasing our position in the European DIY channel and growing our presence in the UK, Russian and Australian markets. In the U.S., our Unilin flooring sales were impacted by low residential remodeling. Our wood sales continue to expand with an improved product mix and our wood plants have increased their productivity, yields and flexibility. We are growing our Russian customer base to support the new plant under construction near Moscow. In addition, the consolidation and expansion of our Malaysian wood manufacturing operations should be complete by first quarter 2012.
Our second quarter results were accomplished despite the weaker than expected economies in both the U.S. and Europe. During this challenging economic period, we have made many improvements throughout our business resulting in a leaner, more efficient organization. We are introducing innovative products and re-engineering existing ones to improve our sales mix and margins. We are continuing to reduce our cost structure, increase our productivity and invest in new products and geographies. We are increasing prices as needed in response to raw material and energy inflation. We are well positioned to leverage these changes into a more profitable business as residential remodeling and the economy improves. With these factors, our third quarter guidance for earnings is $0.82 to $0.91 per share, excluding any restructuring costs. Mohawk’s strategies reflect our evolution from a North American carpet business into a larger, more diverse, total flooring company operating in the global market.
Mohawk is a leading supplier of flooring for both residential and commercial applications. Mohawk offers a complete selection of carpet, ceramic tile, laminate, wood, stone, vinyl, and rugs. These products are marketed under the premier brands in the industry, which include Mohawk, Karastan, Lees, Bigelow, Dal-Tile, American Olean, Unilin and Quick Step. Mohawk’s unique merchandising and marketing assist our customers in creating the consumers’ dream. Mohawk provides a premium level of service with its own trucking fleet and local distribution. Mohawk’s operational international presence includes China, Europe, Malaysia, Mexico and Russia.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations, introduction of new products; rationalization of operations; claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.
There will be a conference call Friday, August 5, 2011 at 11:00 AM Eastern Time.
The telephone number to call is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 82606045. A conference call replay will also be available until August 19, 2011 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 82606045.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales	$1,477,854	1,400,086	2,821,449	2,747,322
Cost of sales	1,095,607	1,025,330	2,097,610	2,031,320

Gross profit	382,247	374,756	723,839	716,002
Selling, general and administrative expenses	280,547	285,030	566,055	572,655

Operating income	101,700	89,726	157,784	143,347
Interest expense	25,760	39,031	52,355	72,939
Other (income) expense, net	396	544	381	(3,987)

Earnings before income taxes	75,544	50,151	105,048	74,395
Income tax expense (benefit)	13,450	(18,814)	18,416	(15,840)

Net earnings	62,094	68,965	86,632	90,235

Net earnings attributable to noncontrolling interest	(1,191)	(884)	(2,287)	(1,616)

Net earnings attributable to Mohawk Industries, Inc.	$60,903	68,081	84,345	88,619

Basic earnings per share attributable to Mohawk Industries, Inc. (1)	$0.89	0.95	1.23	1.25

Weighted-average common shares outstanding — basic	68,744	68,585	68,709	68,554

Diluted earnings per share attributable to Mohawk Industries, Inc. (1)	$0.88	0.95	1.22	1.24

Weighted-average common shares outstanding — diluted	68,981	68,789	68,942	68,760

(1)	Basic earnings per share attributable to Mohawk Industries, Inc. for the three and six months ended July 3, 2010, includes a decrease of approximately $0.04, and diluted earnings per share attributable to Mohawk Industries, Inc. for the three and six months ended July 3, 2010, includes a decrease of approximately $0.04 and $0.05, respectively, related to the change in fair value for a redeemable noncontrolling interest in a consolidated subsidiary of the Company.
Other Financial Information
(Amounts in thousands)

Net cash provided by operating activities	$96,003	135,169	28,590	88,977

Depreciation and amortization	$74,344	72,497	148,597	149,295

Capital expenditures	$59,708	23,830	112,519	47,139

Consolidated Balance Sheet Data (Amounts in thousands)	July 2, 2011	July 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$285,422	342,673
Receivables, net	797,893	703,458
Inventories	1,102,769	965,778
Prepaid expenses and other current assets	125,815	137,338
Deferred income taxes	135,338	135,613

Total current assets	2,447,237	2,284,860
Property, plant and equipment, net	1,730,914	1,654,161
Goodwill	1,418,830	1,340,003
Intangible assets, net	681,178	686,156
Deferred income taxes and other non-current assets	110,841	38,736

	$6,389,000	6,003,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$453,185	351,307
Accounts payable and accrued expenses	771,297	808,909

Total current liabilities	1,224,482	1,160,216
Long-term debt, less current portion	1,155,150	1,303,155
Deferred income taxes and other long-term liabilities	460,109	431,355

Total liabilities	2,839,741	2,894,726

Noncontrolling interest	32,300	33,309

Total stockholders’ equity	3,516,959	3,075,881

	$6,389,000	6,003,916

Segment Information	Three Months Ended		As of or for the Six Months Ended
(Amounts in thousands)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales:
Mohawk	$758,064	747,582	1,449,229	1,464,165
Dal-Tile	379,469	363,618	723,884	705,014
Unilin	363,097	308,385	688,929	614,265
Intersegment sales	(22,776)	(19,499)	(40,593)	(36,122)

Consolidated net sales	$1,477,854	1,400,086	2,821,449	2,747,322

Operating income (loss):
Mohawk	$31,201	26,345	48,241	42,973
Dal-Tile	32,138	28,124	49,838	43,519
Unilin	46,209	42,336	72,459	68,794
Corporate and eliminations	(7,848)	(7,079)	(12,754)	(11,939)

Consolidated operating income	$101,700	89,726	157,784	143,347

Assets:
Mohawk			$1,783,630	1,675,226
Dal-Tile			1,700,482	1,570,238
Unilin			2,717,032	2,423,695
Corporate and eliminations			187,856	334,757

Consolidated assets			$6,389,000	6,003,916

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net earnings attributable to Mohawk Industries, Inc.	$60,903	68,081	84,345	88,619
Unusual items:
Business restructurings	6,514	4,929	13,327	8,933
Debt extinguishment costs	—	7,514	—	7,514
Discrete tax items, net	—	(24,407)	—	(24,407)
Income taxes	(1,818)	(3,290)	(2,836)	(3,759)

Adjusted net earnings attributable to Mohawk Industries, Inc.	$65,599	52,827	94,836	76,900

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc. (1)	$0.95	0.77	1.38	1.12
Weighted-average common shares outstanding — diluted	68,981	68,789	68,942	68,760

(1)	Diluted earnings per share attributable to Mohawk Industries, Inc. for the three and six months ended July 3, 2010, excludes approximately $0.04 and $0.05, respectively, related to the change in fair value for a redeemable noncontrolling interest in a consolidated subsidiary of the Company.

Reconciliation of Total Debt to Net Debt (Amounts in thousands)	July 2, 2011

Current portion of long-term debt	$453,185
Long-term debt, less current portion	1,155,150
Less: Cash and cash equivalents	285,422

Net Debt	$1,322,913

					Trailing Twelve
Reconciliation of Operating Income to Adjusted EBITDA	Three Months Ended				Months Ended
(Amounts in thousands)	October 2, 2010	December 31, 2010	April 2, 2011	July 2, 2011	July 2, 2011

Operating income	$85,182	85,640	56,084	101,700	328,606
Other income (expense)	(1,124)	1,037	(15)	396	294
U.S. customs refund	5,765	1,965	—	—	7,730
Net earnings attributable to noncontrolling interest	(1,170)	(1,678)	(1,096)	(1,191)	(5,135)
Depreciation and amortization	72,956	74,522	74,253	74,344	296,075

EBITDA	161,609	161,486	129,226	175,249	627,570
Business restructurings	3,330	—	6,813	6,514	16,657

Adjusted EBITDA	$164,939	161,486	136,039	181,763	644,227

Net Debt to Adjusted EBITDA					2.1

Reconciliation of Net Sales to Adjusted Net Sales	Three Months Ended		Six Months Ended
(Amounts in thousands)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales	$1,477,854	1,400,086	2,821,449	2,747,322
Adjustments to net sales:
Exchange rate	(35,604)	—	(33,285)	—

Adjusted net sales	$1,442,250	1,400,086	2,788,164	2,747,322

Reconciliation of Segment Net Sales to Adjusted Segment Net Sales (Amounts in thousands)	Three Months Ended
Unilin segment	July 2, 2011	July 3, 2010

Net sales	$363,097	308,385
Adjustments to net sales:
Exchange rate	(33,558)	—

Adjusted net sales	$329,539	308,385

Reconciliation of Operating Income to Adjusted Operating Income	Three Months Ended
(Amounts in thousands)	July 2, 2011	July 3, 2010

Operating income	$101,700	89,726
Adjustments to operating income:
Business restructurings	6,514	4,929

Adjusted operating income	$108,214	94,655

Adjusted operating margin as a percent of net sales	7.3%	6.8%

Mohawk segment

Operating income	$31,201	26,345
Adjustments to operating income:
Business restructurings	6,514	4,929

Adjusted operating income	$37,715	31,274

Adjusted operating margin as a percent of net sales	5.0%	4.2%

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes	Three Months Ended
(Amounts in thousands)	July 2, 2011	July 3, 2010

Earnings before income taxes	$75,544	50,151
Unusual items:
Business restructurings	6,514	4,929
Debt extinguishment costs	—	7,514

Adjusted earnings before income taxes	$82,058	62,594

Reconciliation of Income Tax Expense (Benefit) to Adjusted Income Tax Expense	Three Months Ended
(Amounts in thousands)	July 2, 2011	July 3, 2010

Income tax expense (benefit)	$13,450	(18,814)
Unusual items:
Discrete tax items, net	—	24,407
Income taxes	1,818	3,290

Adjusted income tax expense	$15,268	8,883

Adjusted income tax rate	19%	14%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses	Three Months Ended
(Amounts in thousands)	July 2, 2011	July 3, 2010

Selling, general and administrative expenses	$280,547	285,030
Adjustments to selling, general and administrative expenses:
Exchange rate	(5,821)	—

Adjusted selling, general and administrative expenses	$274,726	285,030

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods.
CONTACT: Frank H. Boykin, Chief Financial Officer, +1-706-624-2695